FIRST AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF XL CAPITAL PARTNERS I, L.P.

FIRST AMENDMENT, dated as of October 30, 2002 (this “
Amendment”), to the Amended and Restated Agreement of Limited Partnership, dated as of
May 31, 2001 (the “Partnership Agreement”), of XL Capital Partners I, L.P. (the “Partnership”).

W I T N E S S E T H

                        WHEREAS, XL Capital Partners Corporation, as general partner of the Partnership (the “General Partner”), desires to amend the Partnership Agreement with the consent of a majority of the Limited Partners to reflect certain changes in Sections 6.1, 7.1 and 8.2;

                        NOW, THEREFORE, in furtherance of the foregoing, the General Partner and the Limited Partners hereby agree as follows:

            1.   Amendment to Section 6(c).

       The last sentence at Section 6.1 (c) is hereby amended and restated in its entirety as follows:

  “Capital Contributions held on August 15, 2002, which have not been designated for future use and which were made by either employees of XL Capital Ltd group of companies who are Grade 10 (which shall be deemed to include directors) or above or by employees who are below Grade 10 and who have opted to receive such Capital Contributions shall be promptly returned to such persons in proportion to their allocable share of such amounts originally contributed to the Partnership. In addition, an allocable portion of interest earned on such capital contributions shall also be returned to such persons. On and after August 15, 2002, the Limited Partners shall not be required to contribute any capital to the Partnership except to the extent necessary to fund Partnership expenses.”

            2.   Amendment to Section 7.1(a).

       Section 7.1(a) is restated in its entirety as follows:

  “Except as otherwise provided in this Agreement, Profits, Losses and, to the extent necessary, individual items of income, gain, loss or deduction, of the Partnership shall be allocated among the Partners in a manner such that the Capital Account of each Partner, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made such Partner pursuant to Section 8.2 (other than Section 8.2(c)) if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Partnership were distributed in accordance with Section 8.2 (other than Section 8.2(c)) to the Partners immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.”

            3.   Amendment to Section 8.2(a).

       The following sentence is hereby added at the end of Section 8.2(a):

  “Notwithstanding anything else herein to the contrary, for purposes of distributions to be made pursuant to this section in respect of investments made after July 31, 2002, the General Partner shall treat such investments and the related capital contributions, as if such investments and capital contributions were the only investments and capital contributions made pursuant to this agreement.”

            4.   Amendment to Section 8(b).

       A proviso is hereby added lit the end of Section 8.2(b) to read in its entirety as follows:

  “; provided, however, that the General Partner shall adjust such fraction to the extent a Limited Partner does not participate in a particular investment.”

            5.   Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Cayman Islands.

            6.   Effective Date. Upon execution by the General Partner, this Amendment shall be effective as of July 31, 2002.

            IN WITNESS WHEREOF’ the General Partner has executed this Amendment as of the date first above written.

GENERAL PARTNER:
XL CAPITAL PARTNERS CORPORATION

By:_______________________________________
Name:
Title:

LIMITED PARTNERS:

By: GENERAL PARTNER, as
Attorney-in-Fact

XL CAPITAL PARTNERS CORPORATION

By:_______________________________________
Name:
Title:

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